UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2012

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2012, Packaging Corporation of America held its Annual Meeting of Stockholders, at which the following proposals were voted upon:

(a)	Election of Directors. Each of the following directors was elected to serve through the 2013 Annual Meeting of Stockholders. Votes for, votes withheld, and broker non-votes, by nominee, were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul T. Stecko	87,094,061	902,059	4,188,905
Mark W. Kowlzan	87,855,966	140,154	4,188,905
Cheryl K. Beebe	87,894,384	101,736	4,188,905
Hasan Jameel	87,891,580	104,540	4,188,905
Robert C. Lyons	87,893,941	102,179	4,188,905
Samuel M. Mencoff	83,796,454	4,199,666	4,188,905
Roger B. Porter	83,759,587	4,236,533	4,188,905
Thomas S. Souleles	84,260,350	3,735,770	4,188,905
James D. Woodrum	84,352,740	3,643,380	4,188,905

(b)	The stockholders approved our executive compensation on a non-binding advisory basis. The voting results were as follows: 68,849,134 votes for; 18,719,964 votes against; 427,022 abstentions; and 4,188,905 broker non-votes.

(c)	The stockholders ratified the audit committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2012. The voting results were as follows: 91,462,300 votes for; 689,934 votes against; and 32,791 abstentions.

Item 7.01. Regulation FD Disclosure.

The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 10, 2012, Packaging Corporation of America announced that its Board of Directors had approved a regular quarterly cash dividend of $0.25 per share on its common stock. The quarterly dividend will be paid on July 13, 2012 to shareholders of record as of June 15, 2012. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(D)	Exhibits

99.1	Press Release dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ KENT PFLEDERER
Vice President, General Counsel and Secretary

Date: May 11, 2012